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                                                                       Exhibit 5



                             KENNEDY & BARIS, L.L.P.
                                ATTORNEYS AT LAW
                                   SUITE P-15
                               4701 SANGAMORE ROAD
                               BETHESDA, MD 20816
                                 (301) 229-3400
                               FAX: (301) 229-2443
     TEXAS OFFICE:                                       WASHINGTON DC OFFICE:
      SUITE 2550                                               SUITE 320
 112 EAST PECAN STREET                                1225 NINETEENTH STREET, NW
 SAN ANTONIO, TX 78205                                   WASHINGTON, DC 20036
    (210) 228-9500                                          (202) 835-0313
  FAX: (210) 228-0781                                     FAX: (202) 835-0319


                                December 17, 2004

Board of Directors
CommerceFirst Bancorp, Inc.
1804 West Street
Annapolis, Maryland 21401

         Re:  Registration Statement on Form S-2

Gentlemen:

         As counsel to CommerceFirst Bancorp, Inc. (the "Company") we have participated in the preparation of CommerceFirst Bancorp's Registration Statement on Form S-2 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the proposed public offering, of up to 805,000 shares of CommerceFirst Bancorp's common stock (including 105,000 shares subject to the Company's right to increase the number of shares sold in the public offering), as set forth in the registration statement (the "Shares").

         As counsel to CommerceFirst Bancorp, we have examined such corporate records, certificates and other documents of CommerceFirst Bancorp, and made such examinations of law and inquiries of such officers of CommerceFirst Bancorp, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when sold in the manner and to the extent set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable shares of the common stock of CommerceFirst Bancorp.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-2 filed by CommerceFirst Bancorp and the reference to our Firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                    Sincerely,



                                                    /s/ Kennedy & Baris , L.L.P.